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                                                                   EXHIBIT 4.4

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR THE SECURITIES OR BLUE SKY LAWS OF CALIFORNIA OR ANY OTHER STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND/OR QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE OR BLUE SKY LAWS, OR (B) THE ISSUER SHALL HAVE FIRST RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.



                              NEXTWAVE TELECOM INC.
                          SERIES B COMMON STOCK WARRANT

                              DATED: May ___, 1996

         1. Grant of Warrants. For value received, NextWave Telecom Inc., a Delaware corporation ("NextWave"), hereby grants to [__________________] ("Warrantholder"), the right and option to purchase (the "Warrants"), from NextWave from and after the date hereof, on the terms and conditions set forth herein, an aggregate of [___________________] ([_______]) shares of NextWave's Series B Common Stock, $0.000l par value (the "NextWave Shares" or the "Shares"), subject to adjustment as provided below. The exercise price shall be as set forth in Section 4.

         2. Right and Manner of Exercise. Warrantholder's right to exercise the Warrants hereunder shall vest upon the execution of this Agreement. The Warrants shall be exercisable from time to time as provided above upon receipt at NextWave's principal executive office (directed to the attention of the Secretary of NextWave) of written notice of exercise from Warrantholder. Any such notice of exercise shall be in the form of Exhibit "A" attached hereto and
(i) shall state the number of NextWave Shares with respect to which the Warrant is being exercised, (ii) shall be accompanied by a bank cashier's check in payment of the aggregate exercise price, and (iii) shall include such representations as are reasonably required by NextWave in order to secure an exemption from the registration and qualification requirements of the federal and state securities laws with respect to the issuance of shares upon such exercise. Promptly upon receipt of such notice, NextWave shall, without transfer or issue tax to the
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Warrantholder, deliver or cause to be delivered to the Warrantholder, at the address specified in the Warrantholder's exercise notice, a certificate or certificates for the Shares; provided, however, that the time of such delivery may be postponed by NextWave for such reasonable period as may be required to comply with any requirements of law; and, provided further, however, that the Warrantholder shall be deemed to be the owner of such shares (and the holder of all associated rights) and such shares shall be deemed issued and outstanding upon delivery of the items specified in the foregoing clauses (i), (ii) and
(iii).

NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, WARRANTHOLDER MAY NOT EXERCISE ANY PART OF THE WARRANTS AND NEXTWAVE WILL NOT ISSUE ANY SHARES OF COMMON STOCK TO WARRANTHOLDER IF SUCH EXERCISE OR THE ISSUANCE OF SUCH SHARES TO WARRANTHOLDER WOULD CAUSE NEXTWAVE TO VIOLATE THE REGULATIONS PROMULGATED OR INTERPRETED BY THE FEDERAL COMMUNICATIONS COMMISSION RESTRICTING THE AGGREGATE EQUITY INTEREST IN NEXTWAVE WHICH MAY BE HELD BY FOREIGN INVESTORS AND RESTRICTING THE PERCENTAGE OF EQUITY THAT ANY ONE INVESTOR MAY HOLD IN NEXTWAVE (THE "FCC RESTRICTIONS").

         3. Expiration. Warrantholder's right to exercise the Warrants granted hereunder shall expire and terminate for all purposes on the one year anniversary date of a Qualified Public Offering, as defined in the Restated Certificate of Incorporation of the Corporation. Notwithstanding the foregoing, in the event Warrantholder has been unable to exercise this Warrant due to the FCC Restrictions, Warrantholder's right to exercise this Warrant shall continue until a date ninety (90) days after the day Warrantholder receives notice from NextWave that Warrantholder can exercise this Warrant without causing a violation of the FCC Restrictions.

         4. Exercise Price; Anti-dilution Provisions. Except as adjusted in accordance with this Section 4, the exercise price per Share subject to the Warrants shall be Three and 00/100 Dollars ($3.00) ("Exercise Price"). The Exercise Price shall be adjusted as follows:

                  4.1 Adjustments to Exercise Price for Diluting Issues.

                  (i) Special Definitions. For purposes of this subsection 4.1, the following definitions shall apply:

                      (1) ADJUSTMENT TERMINATION DATE shall mean the date on which NextWave has received an aggregate of $200 million from the issuance or sale of Common Stock, Options, or Convertible Securities (cumulative, from the date of incorporation of NextWave).


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                      (2) OPTIONS shall mean rights, options or warrants to
subscribe for, purchase or otherwise acquire either Convertible Securities of NextWave or any class of NextWave's Common Stock;

                      (3) CONVERTIBLE SECURITIES shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for any class of NextWave's Common Stock; and

                      (4) ADDITIONAL SHARES OF COMMON STOCK shall mean all shares of any class of NextWave's Common Stock issued, or deemed to be issued pursuant to sub-section 4.1(iii), by NextWave after the date of this Warrant (the "Original Issue Date"), other than: (i) shares of NextWave's Common Stock issued or deemed to be issued upon conversion of shares of Series A Common Stock or upon issuance or conversion of Series C Common Stock, (ii) shares of NextWave's Common Stock issued or deemed to be issued upon the exercise of warrants received upon conversion of shares of Series A Common Stock, (iii) shares of NextWave's Common Stock issued or deemed to be issued that are designated Series A Common Stock or Series C Common Stock, (iv) any shares of NextWave's Common Stock issued or deemed to be issued by virtue of any dividend on any class of NextWave's Common Stock or (v) shares of NextWave's Common Stock issued or deemed to be issued to employees or directors of, or consultants to, NextWave pursuant to an option plan, purchase plan or other stock incentive program which do not exceed, in the aggregate, the greater of 10,000,000 shares of Series B Common Stock or 12.5% of the equity of the Company, on a fully diluted basis (collectively, the "Plans") approved by the Board of Directors of NextWave.

             (ii) No Adjustment of Exercise Price. No adjustment in the Exercise Price of the Warrants shall be made in respect of the issuance of Additional Shares of Common Stock, unless the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by NextWave is less than the Exercise Price, as is in effect on the date of, and immediately prior to, such issue.

            (iii) Deemed Issue of Common Stock.

                      (1) Options and Convertible Securities. In the event that NextWave, at any time or from time to time after the Original Issue Date, shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of NextWave Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be issued


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as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that NextWave Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to sub-section 4.1(v) hereof) of such Common Stock would be less than the Exercise Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which shares of NextWave Common Stock are deemed to be issued:

                                    (A) no further adjustment in the Exercise
Price shall be made upon the subsequent issue of Convertible Securities or shares of NextWave Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    (B) if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to NextWave or for any decrease in the number of shares of NextWave Common Stock issuable upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                                    (C) no readjustment pursuant to clause (B)
above shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of: (i) the Exercise Price on the original adjustment date, or
(ii) the Exercise Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such adjustment date.

                           (2) Stock Dividends. For purposes of sub-section 4.1
(iv) (2), in the event NextWave, at any time or from time to time after the Original Issue Date, shall declare or pay any dividend on any class of NextWave Common Stock payable in NextWave Common Stock, then NextWave Common Stock shall be deemed to have been issued immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend.

             (iv) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event that NextWave shall issue Additional Shares of Common Stock for a consideration per share less than the Exercise Price in effect on the date of and prior to such issue, then, and in such event, the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined as follows:

                  (1) until the earlier to occur of: (i) receipt by NextWave of an aggregate of $120 Million from the issuance or sale of NextWave Common Stock, Options, or Convertible


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Securities (cumulative, from the date of incorporation of NextWave) or (ii)
election by a majority of the holders of Series B Common Stock to close the offering of shares of Series B Common Stock and Warrants to purchase shares of Series B Common Stock pursuant to the terms of that certain Confidential Private Placement Memorandum dated September 25, 1995, as amended from time to time, at any time after the receipt by the Corporation of at least $70 million from the sale of shares of Series B Common Stock, the Exercise Price shall be reduced to the price paid per share for such Additional Shares of Common Stock;

                  (2) thereafter, until the Adjustment Termination Date, the Exercise Price shall be determined by multiplying such Exercise Price by a fraction, (i) the numerator of which shall be the number of shares of all classes of NextWave Common Stock outstanding immediately prior to such issue plus the number of shares of NextWave Series B Common Stock which the aggregate consideration received by NextWave for the total number of Additional Shares of Common Stock so issued would purchase at such Exercise Price, and (ii) the denominator of which shall be the number of shares of all classes of NextWave Common Stock immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purposes of this subsection (iv), all shares of NextWave Common Stock issuable upon conversion of all outstanding convertible Preferred Stock (if any) and all outstanding Convertible Securities (including these Warrants), and, upon exercise, all outstanding Options bearing an exercise price which is lower than the price at which the Additional Shares of Common Stock were issued (or deemed to be issued), shall be deemed to be outstanding. Immediately after any Additional Shares of Common Stock are deemed issued pursuant to subsection (iii), such Additional Shares of Common Stock shall be deemed to be outstanding for purposes of this clause (2); and

                           (3) after the Adjustment Termination Date, the
Exercise Price will not be adjusted further for any issuances of Additional Shares of Common Stock.

              (v) Determination of Consideration. For purposes of this sub-section 4.1, the consideration received by NextWave for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (1) Cash and Property. Such consideration shall:

                                    (A) insofar as it consists of cash, be
computed at the aggregate amount of cash received by NextWave excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (B) insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such exercise, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment; and


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                                    (C) in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of NextWave for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                           (2) Options and Convertible Securities. The
consideration per share received by NextWave for Additional Shares of Common Stock deemed to have been issued pursuant to sub-section 4.1(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing:

                                    (A) the total amount, if any, received or
receivable by NextWave as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to NextWave upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by

                                    (B) the maximum number of shares of NextWave
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

             (vi) Adjustments for Subdivisions, Combinations, or Consolidations of NextWave Common Stock. In the event that the outstanding shares of NextWave Common Stock shall be subdivided, combined or consolidated, by reclassification, stock split, stock dividend or otherwise, into a greater or lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision, combination or consolidation shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted. Upon any adjustment to the Exercise Price pursuant to this Section 4.1(vi), the number of shares issuable upon exercise of this Warrant shall be increased or decreased to a number equal to the quotient obtained by dividing (i) the product of (a) the Exercise Price in effect immediately prior to such adjustment multiplied by (b) the number of shares issuable upon exercise of this Warrant immediately prior to such adjustment by
(ii) the Exercise Price in effect immediately after such adjustment.

                  4.2 Notice of Adjustment of Exercise Price. Whenever NextWave shall take any action resulting in any adjustment provided for herein, NextWave shall forthwith deliver or cause to be delivered notice of such action to Warrantholder, which notice shall set forth the


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number of NextWave Shares then subject to these Warrants and the purchase price thereof resulting from such adjustment. Written notice shall be delivered in accordance with the provisions of Section 10.

                  4.3 No Fractional Shares. No fraction of a Share shall be issued upon exercise hereof and fractional Share interests shall be paid in cash upon exercise by Warrantholder on the basis of a per Share purchase price.

         5. Investment Intent; Limited Assignability. The Warrants may not be sold, pledged, assigned, or transferred unless registered and/or qualified pursuant to the relevant provisions of Federal and State securities or Blue Sky laws or an exemption from such registration or qualification is applicable. Any assignment or transfer not complying with such laws shall be voidable at the option of NextWave. Warrantholder has acquired these Warrants and the rights arising hereunder for investment only and not with a view to distribution. Warrantholder shall not be or have any rights or privileges of a shareholder of NextWave in respect of the shares issuable upon the exercise of the Warrants, unless and until such shares shall have been issued pursuant to this Warrant.

         6. Acknowledgments; Registration Provisions. Warrantholder is aware that:

                  (a) The issuance of Shares hereunder may only be effected in compliance with state and federal securities laws; and

                  (b) NextWave is not required under the terms hereof to register any securities issued pursuant hereto, and the subsequent transfer of any shares by the Warrantholder may require registration under the Securities Act of 1933, as amended, or other federal statutes, as well as under applicable state laws. In the event the Warrants and/or Shares are not registered, Warrantholder acknowledges that any stock certificate evidencing shares acquired on exercise of the Warrants shall contain a legend restricting transferability substantially as follows:


THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND/OR QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR


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APPROVED UNDER APPROPRIATE STATE OR BLUE SKY LAWS, OR (B) THE ISSUER SHALL HAVE
FIRST RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.

         7. Acceleration of Accrual of Warrant Rights. A dissolution or liquidation of NextWave or a merger, acquisition, consolidation or other reorganization of NextWave resulting in the Shareholders having less than fifty percent (50%) of the voting power of the surviving entity shall cause each outstanding Warrant to terminate; provided that Warrantholder shall, in such event, receive at least thirty (30) days' prior written notice by registered mail of such event and shall have the right at any time prior to any such event in which NextWave is not the surviving corporation, to exercise the Warrant in whole or in part. In no event shall NextWave be liable to Warrantholder as a result of any action taken by Warrantholder in response to a written notice provided hereunder, including, without limitation, exercise by Warrantholder of the Warrants in anticipation of a transaction that fails to close for any reason.

         8. Representations of NextWave. So long as these Warrants remain outstanding and unexpired, NextWave represents that it reserves for issuance upon the exercise of these Warrants such number of Shares as are subject to these Warrants. The Shares subject to these Warrants shall, when issued, be validly issued, fully paid and nonassessable (subject to applicable federal laws and state laws), and NextWave will pay or cause the payment of, when due and payable, any and all federal and state taxes or fees that may be payable by NextWave with respect to the grant of these Warrants or other issuance of shares of NextWave Common Stock subject to these Warrants; provided, however, any federal, state or other income tax payable by the Warrantholder by virtue of the grant of these Warrants, the issuance of any Shares of NextWave Common Stock upon exercise hereof, or any subsequent disposition of such Shares shall remain the sole obligation of Warrantholder.

         9. Terms of Series B Common Stock Upon Exercise of Warrants. The shares of Series B Common Stock issuable upon exercise of the Warrants shall have the rights, preferences and privileges set forth in the Restated Certificate of Incorporation of NextWave attached hereto as Exhibit "B," as such may be amended from time to time.

         10. Notices. Any notice to NextWave provided for in this Warrant shall be addressed to it in care of its Secretary, at its principal executive offices in San Diego, California, and any notice to Warrantholder shall be addressed to its address on file with NextWave, or to such other address as either may designate to the other in writing. Any notice shall be deemed to be duly given if and when enclosed in a properly sealed envelope and addressed as stated above and deposited, postage prepaid, in a Post Office or branch Post Office regularly maintained by the United State Government. In lieu of giving notice by mail as aforesaid, any written notice under this Agreement may be given to Warrantholder by personal delivery or via facsimile.


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         11. Attorneys' Fees. In the event of any litigation arising from this
Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party as costs of suit and not as damages.

         12. Governing Law. These Warrants and the interpretation, performance and enforcement of this Agreement shall be governed by the internal laws of the State of Delaware.

         13. Survival of Covenants. All covenants contained herein which require performance subsequent to the exercise or termination of the Warrants shall remain in full force and effect with respect to all Warrants subsequent to the exercise and/or termination of such Warrants.

                  [Remainder of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date and year first written above.

                                   "NEXTWAVE"

                                   NEXTWAVE TELECOM INC.,
                                   a Delaware corporation


                                   By:
                                            -------------------------
                                   Title:   President


                                   By:
                                            -------------------------
                                   Title:   Secretary


                                   "WARRANTHOLDER"


                                   By:
                                            ------------------------
                                   Title:
                                            ------------------------




                                SIGNATURE PAGE TO
                              NEXTWAVE TELECOM INC.
                          SERIES B COMMON STOCK WARRANT




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